Exhibit 10.8

Extension and Forbearance Agreement

This EXTENSION AND FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of December 31, 2023, among SkyNet Telecom, LLC, a Texas limited liability company (“Seller”), Verve Cloud, Inc. (formerly known as Shift8 Networks, Inc.), a Texas corporation (“Buyer”), Digerati Technologies, Inc., a Nevada corporation (“Parent”), the Estate of Paul Golibart and Jerry Ou (collectively, the “Owners” and, together with the Seller, the “Seller Parties” and, each, a “Seller Party”).

Recitals

A. The parties hereto are parties to the Asset Purchase Agreement, dated as of December 31, 2021 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Seller, Buyer, Parent and the Owners.

B. The obligations under the Purchase Agreement are subject to the terms of the Subordination Agreement, dated as of December 31, 2021 (as amended, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among the Seller Parties, Buyer, Verve Cloud, Inc. (formerly known as T3 Communications, Inc.), a Nevada corporation, and Post Road Administrative LLC, a Delaware limited liability company, as administrative agent.

C. Section 3.01 of the Purchase Agreement required that a portion of the consideration for the acquisition of the Purchased Assets (as defined in the Purchase Agreement) be paid by the Buyer to Seller following the Closing Date (the “Post-Closing Consideration”). As of the date hereof, portions of the Post-Closing Consideration have not been paid and are past due (the “Existing Defaults”).

D. Certain other defaults (collectively, but excluding the Excluded Events (as defined in this Agreement) the “Future Defaults” and, together with the Existing Defaults, the “Forbearance Defaults”), may occur under the Purchase Agreement between the date hereof and December 31, 2024 (the “Forbearance Termination Date”). “Excluded Events” shall mean (i) bankruptcy, insolvency, receivership, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Buyer, (ii) any dissolution, liquidation, or winding up of Buyer or any substantial portion of the business of Buyer, and (iii) the sale, conveyance or disposition of all or substantially all of the assets of Buyer or any subsidiary of Buyer (each, a “Subsidiary”) or of Parent or the consolidation, merger or other business combination of Parent, Buyer or any Subsidiary with or into any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

D. Buyer and Parent have requested that the Seller Parties (1) forbear from exercising any rights and remedies they may have under the Purchase Agreement and applicable law arising from the Forbearance Defaults during the period from the date hereof through the Forbearance Termination Date (the “Forbearance Period”) and (2) extend the due date of all payments thereunder that are either currently due and payable or will become due and payable during the Forbearance Period to the Forbearance Termination Date (the “Maturity Extension”).

E. Certain other of Buyer’s and Parent’s creditors have agreed to provide extensions of maturity and forbearance to Buyer and Parent under other items of indebtedness, conditioned on entry into this Agreement by the Seller Parties, which other extensions and forbearances will benefit Buyer, Parent and the Seller Parties.

Agreement

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Seller Parties, Buyer and Parent agree that:

1. Further to and without limitation or modification of any provisions of the Subordination Agreement, which remain in full force and effect, until the day after the last day of the Forbearance Period, each Seller Party shall forbear from exercising any rights and remedies it may have under the Purchase Agreement and applicable law arising from the Forbearance Defaults, including, without limitation, by (i) accelerating of the maturity of any obligations under the Purchase Agreement or (ii) initiating any proceeding to collect the obligations under the Purchase Agreement, including by initiating or joining in filing any involuntary bankruptcy petition with respect to the Buyer or Parent under the U.S. Bankruptcy Code, or otherwise filing or participate in any insolvency, reorganization, moratorium, receivership, or other similar proceedings against Buyer or Parent.

2. Any payments currently due and payable or past due or that will become due and payable during the Forbearance Period shall, instead, be due and payable on the Forbearance Termination Date, subject in all respects to the provisions of the Subordination Agreement.

3. The outstanding principal obligations under the Post-Closing Consideration shall bear interest as follows (without duplication of amounts paid in accordance with Section 3.03(a)):

(a) the Holdback Amount of $100,000 and the Stock consideration of $1,000,000 shall bear interest at the rate of 10.0% per annum, with retroactive effect from June 15, 2023;

(b) $100,000 of the Earnout Payment shall bear interest at the rate of 10% per annum, with retroactive effect from December 15, 2022;

(c) $100,000 of the Earnout Payment shall bear interest at the rate of 10% per annum, with retroactive effect from March 17, 2023;

(d) $100,000 of the Earnout Payment shall bear interest at the rate of 10% per annum, with retroactive effect from June 14, 2023; and

(e) $100,000 of the Earnout Payment shall bear interest at the rate of 10% per annum, with retroactive effect from September 14, 2023.

All such interest shall be due and payable on the earlier of the Forbearance Termination Date or the repayment in full of the Post-Closing Consideration, together with the amount of $4,000 in respect of extension of the due date of the four Earnout Payments (and without duplication of any “origination fee” required by any amendment to the Asset Purchase Agreement.

Notwithstanding the foregoing, (i) the execution, delivery and performance of this Agreement shall not (A) constitute a waiver of the Forbearance Defaults (unless cured by the Maturity Extension), which shall be deemed to remain in existence, or (B) subject in all respects to the provisions of the Subordination Agreement, impair any Seller Party’s ability to exercise all or any of its rights and remedies under the Purchase Agreement or applicable law or in equity at any time after the expiration of the Forbearance Period (all of which rights and remedies each Seller Party hereby expressly reserves) and (ii) the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed.

As consideration for its entry into this Agreement, each Seller Party shall receive a fee in an amount equal to 3.0% of the principal amount of the Post-Closing Consideration owed to such Seller Party and outstanding as of the date hereof (without giving effect to any accrued interest, paid-in-kind interest, increase thereof following default or premium thereon), which fee shall be earned upon the effectiveness of this Agreement and payable on the Forbearance Termination Date.

Upon the termination of the Forbearance Period, each Seller Party’s agreement to forbear as set forth in this Agreement shall automatically terminate and, thereafter, each Seller Party may exercise all of the rights and remedies available to such Seller Party under the Purchase Agreement or otherwise under applicable law, in each case subject to the provisions of the Subordination Agreement.

This Agreement shall be subject to the governing law, venue, amendments, successors and assigns and counterparts provisions of the Purchase Agreement, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the duly authorized officers of the undersigned have executed this Agreement as of the date first written above.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

VERVE CLOUD, INC. (formerly known as Shift8 Networks, Inc.), a Texas corporation

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

[Verve Cloud, Inc. Extension and Forbearance Agreement Signature Page]

Agreed as of the date first written above:

SKYNET TELECOM, LLC

By:	/s/ Jerry Ou
Name:	Jerry Ou
Title:	President

Jerry Ou

/s/ Jerry Ou

Estate of Paul Golibart

By:	/s/ Gayle Havel Blum
Name:	Gayle Havel Blum
Title:	Executor

[Verve Cloud, Inc. Extension and Forbearance Agreement Signature Page]